CONSENT OF INDEPENDENT

To the Board of Directors

Sarvik Corp

As independent registered public accountants, we hereby consent to the use of our audit report dated July 28, 2017, with respect to the financial statements of Sarvik Corp in the registration statement Form S-1/A of Sarvik Corp.  We also consent to the reference of our firm under the caption “interest of named experts and counsel” in the registration statement.

/s/ KLJ & Associates, LLP

Edina, Minnesota

August 22, 2018

5201 Eden Ave

Suite 300

Edina, MN  55436

630.277.2330